As filed with the Securities and Exchange Commission on June 2, 2006

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Massachusetts (State of Incorporation)	04-2976299 (I.R.S. Employer Identification No.)

Ten Post Office Square

Boston, Massachusetts 02109

(617) 912-1900

(Address of Registrant’s principal executive offices)

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

2006 NON-QUALIFIED EMPLOYEE STOCK PURCHASE PLAN

(Full Title of the Plan)

Timothy L. Vaill, Chief Executive Officer

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

Ten Post Office Square

Boston, Massachusetts 02109

(617) 912-1900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copy to:

William P. Mayer, Esq.

Paul W. Lee, Esq.

Goodwin Procter LLP

Exchange Place

Boston, Massachusetts 02109-2881

(617) 570-1000

Calculation Of Registration Fee

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $1.00 per share	50,000 shares	$30.11	$1,505,500	$161.09

(1)	This Registration Statement relates to 50,000 shares of Common Stock, par value $1.00 per share, of Boston Private Financial Holdings, Inc. (“Common Stock”) available for issuance under the Boston Private Financial Holding, Inc. 2006 Non Qualified Employee Stock Purchase Plan (the “Plan”); plus such indeterminate number of additional shares of Common Stock as may be required pursuant to the Plan in the event of a stock dividend, reverse stock split, split-up, recapitalization, forfeiture of stock under the Plan or other similar event.
(2)	This estimate is made pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended (the “Securities Act”), solely for the purpose of determining the amount of the registration fee. The registration fee is based upon the average of the high and low sales prices for a share of Common Stock on May 31, 2006, as reported on the Nasdaq National Market.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information*

Item 2. Registrant Information and Employee Plan Annual Information*

*	Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the Introductory Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference

Incorporated by reference in this Registration Statement are the documents listed below, which have previously been filed by Boston Private Financial Holdings, Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”):

(a) Annual Reports on Forms 10-K for the fiscal year ended December 31, 2005, filed with the Commission on March 10, 2006;

(b) Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, filed with the Commission on May 10, 2006;

(c) Current Report on Form 8-K filed with the Commission on May 31, 2006;

(d) Definitive Proxy Statement on Schedule 14A, filed with the Commission on March 10, 2006; and

(e) The description of the Company’s Common Stock contained in the registration statement on Form S-3, filed with the Commission on March 15, 2005.

All documents subsequently filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

Not applicable

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers

The Company is a Massachusetts corporation. Reference is made to Chapter 156D, Section 2.02 of the Massachusetts Business Corporation Act (the “MBCA”), which enables a corporation in its original articles of organization or an amendment thereto to eliminate or limit the personal liability of a director for monetary damages for violations of the director’s fiduciary duty, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for improper distributions under Section 6.40 of the MBCA, or (iv) for any transaction from which a director derived an improper personal benefit. The Company has adopted such provisions in its articles of organization.

Reference also is made to Chapter 156D, Sections 8.50, 8.51, 8.52 and 8.56 of the MBCA, which provide that the corporation may indemnify an individual who is party to a proceeding because he is a director or officer against liability incurred in a proceeding if (a)(1)(i) he conducted himself in good faith; and (ii) he reasonably believed that his conduct was in the best interest of the corporation or that his conduct was at least not opposed to the best interests of the corporation; and , (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful; or, (2) he engaged in conduct for which he shall not be liable under a provision of the articles of organization; (b) a director or officer’s conduct with respect to an employee benefit plan for a purpose he reasonably believed to be in the interests of the participants in, and the beneficiaries of, the plan, is conduct that satisfies the requirement that this conduct was at least not opposed to the best interests of the corporation; (c) the termination of a proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, is not, of itself, determinative that the director did not meet the relevant standard of conduct described in this section; (d) unless ordered by a court under clause (3) of subsection (a) of section 8.54 of the MBCA, a corporation may not indemnify a director or officer under this section if his conduct did not satisfy the standards set forth in subsection (a) or subsection (b). A corporation shall indemnify a director or officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding. The Company’s articles of organization provide for indemnification to the fullest extent permitted under the MBCA, except that indemnification for compromise payments and any advances of expenses prior to the final disposition of any matter shall only be made if approved by (1) a majority of disinterested directors or, if there are less than two disinterested directors, by a majority of the directors provided they have obtained a legal opinion that the director or officer acted in good faith in the reasonable belief that his action was in the best interests of the corporation, (2) holders of a majority of the shares of stock, or (3) by a court of competent jurisdiction. Advances of expense shall only be made upon receipt of an affidavit of such individual of his good faith belief that he has met the standard of conduct necessary for indemnification and an undertaking by such individual to repay the amounts so paid to the corporation if it is ultimately determined that indemnification for such expenses is not authorized.

The Company and its directors and officers currently carry liability insurance.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits

The exhibits listed below represent a complete list of exhibits filed or incorporated by reference as part of this Registration Statement.

4.1	Restated Articles of Organization of the Company filed May 23, 1994 (incorporated herein by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed on August 14, 2001).

4.2	Articles of Amendment filed on April 22, 1998 (incorporated herein by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q filed on August 14, 2001).

4.3	Articles of Amendment filed on November 20, 2001 (incorporated herein by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-8 filed on November 28, 2001).

4.4	By-laws of the Company, as amended (incorporated herein by reference to Exhibit 3.2 to Company’s Annual Report on Form 10-K filed on March 6, 2000).

4.5	Amendment to the By-laws of the Company, dated April 18, 2002 (incorporated herein by reference to Exhibit 3.5 to the Company’s Annual Report on Form 10-K filed on March 7, 2003)

*5.1	Legal opinion from Goodwin Procter LLP

*23.1	Consent of KPMG LLP, as independent registered public accounting firm

*23.2	Consent of Hacker, Johnson & Smith PA, an independent registered public accounting firm

23.3	Consent of Goodwin Procter LLP (contained in the opinion filed as Exhibit 5.1 to this Registration Statement)

24.1	Power of attorney (included on the signature page to this Registration Statement)

99.1	Boston Private Financial Holdings, Inc. 2006 Non-Qualified Employee Stock Purchase Plan (incorporated herein by reference to Exhibit B to the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on March 10, 2006)

*	Filed herewith

Item 9. Undertakings

(a) The undersigned Company hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

PROVIDED, HOWEVER, that paragraphs (a) (1) (i) and (a) (1) (ii) do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, The Commonwealth of Massachusetts, on this 2nd day of June, 2006.

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

By:	/S/ TIMOTHY L. VAILL
Timothy L. Vaill Chairman and Chief Executive Officer

By:	/S/ ROBERT J. WHELAN
Robert J. Whelan
Executive Vice President and Chief Financial Officer (Principal Financial Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of Boston Private Financial Holdings, Inc., hereby severally constitute Timothy L. Vaill and Robert J. Whelan and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below and in such other capacities as the undersigned may from time to time serve in the future, the Registration Statement filed herewith and any and all amendments to said Registration Statement, and generally to do all such things in our names and in our capacities as officers and directors to enable Boston Private Financial Holdings, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ TIMOTHY L. VAILL Timothy L. Vaill	Director, Chairman and Chief Executive Officer (Principal Executive Officer)	June 2, 2006

/S/ WALTER M. PRESSEY Walter M. Pressey	Director, President	June 2, 2006

/S/ HERBERT S. ALEXANDER Herbert S. Alexander	Director	June 2, 2006

/S/ WILLIAM J. SHEA William J. Shea	Director	June 2, 2006

/S/ PETER C. BENNETT Peter C. Bennett	Director	June 2, 2006

/S/ EUGENE S. COLANGELO Eugene S. Colangelo	Director	June 2, 2006

/S/ STEPHEN M. WATERS Stephen M. Waters	Director	June 2, 2006

/S/ KATHLEEN M. GRAVELINE Kathleen M. Graveline	Director	June 2, 2006

/S/ LYNN THOMPSON HOFFMAN Lynn Thompson Hoffman	Director	June 2, 2006

/S/ DR. ALLEN L. SINAI Dr. Allen L. Sinai	Director	June 2, 2006

/S/ RICHARD I. MORRIS, JR. Richard I. Morris, Jr.	Director	June 2, 2006

/S/ JOHN A. STRAUSS John A. Strauss	Director	June 2, 2006

EXHIBIT INDEX

Exhibit Number	Description

4.1	Restated Articles of Organization of the Company filed May 23, 1994 (incorporated herein by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed on August 14, 2001).

4.2	Articles of Amendment filed on April 22, 1998 (incorporated herein by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q filed on August 14, 2001).

4.3	Articles of Amendment filed on November 20, 2001 (incorporated herein by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-8 filed on November 28, 2001).

4.4	By-laws of the Company, as amended, (incorporated herein by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K filed on March 7, 2003).

4.5	Amendment to the By-laws of the Company, dated April 18, 2002 (incorporated herein by reference to Exhibit 3.5 to the Company’s Annual Report on Form 10-K filed on March 7, 2003)

*5.1	Legal opinion from Goodwin Procter LLP

*23.1	Consent of KPMG LLP, as independent registered accounting firm

*23.2	Consent of Hacker, Johnson & Smith PA, an independent registered public accounting firm

23.3	Consent of Goodwin Procter LLP (contained in the opinion filed as Exhibit 5.1 to this Registration Statement)

24.1	Power of attorney (included on the signature page to this Registration Statement)

99.1	Boston Private Financial Holdings, Inc. 2006 Non-Qualified Employee Stock Purchase Plan (incorporated herein by reference to Exhibit B to the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on March 10, 2006)

*	Filed herewith